UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2003

PUMATECH, INC.

(Exact name of registrant as specified in its charter)

0-21709

(Commission File Number)

Delaware	77-0349154
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2550 North First Street, San Jose, California 95131

(408) 321-7650

Item 1.    Changes in Control of Registrant.

Not applicable.

Item 2.    Acquisition or Disposition of Assets.

On Monday, December 29, 2003, Pumatech, Inc. (“Pumatech”) completed its acquisition of Synchrologic, Inc. (“Synchrologic”) pursuant to an Agreement and Plan of Merger, dated as of September 14, 2003 (the “Merger Agreement”), by and among Pumatech, Synchrologic and Homerun Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Pumatech (“Homerun”). Pursuant to the Merger Agreement, Homerun was merged with and into Synchrologic (the “Merger”). As a result of the Merger, the separate corporate existence of Homerun ceased, and Synchrologic became a wholly-owned subsidiary of Pumatech.

In the Merger, each outstanding share of Synchrologic common stock, no par value per share (“Synchrologic Common Stock”), Synchrologic Series A Convertible preferred stock, no par value per share (“Synchrologic Series A Preferred”), Synchrologic Series B Convertible preferred stock, no par value per share (“Synchrologic Series B Preferred”), Synchrologic Series C Convertible preferred stock, no par value per share (“Synchrologic Series C Preferred”), and Synchrologic Series D Convertible preferred stock, no par value per share (“Synchrologic Series D Preferred”), was converted into the right to receive (i) 0.617608 of a share of common stock, par value $0.001 per share of Pumatech (“Pumatech Common Stock”) per share of Synchrologic Common Stock, (ii) 0.845439 of a share of Pumatech Common Stock per share of Synchrologic Series A Preferred, (iii) 0.914738 of a share of Pumatech Common Stock per share of Synchrologic Series B Preferred, (iv) 0.626301 of a share of Pumatech Common Stock per share of Synchrologic Series C Preferred, and (v) 2.343055 of a share of Pumatech Common Stock per share of Synchrologic Series D Preferred. Instead of issuing any fractional shares of Pumatech Common Stock in the Merger, Pumatech will pay the cash value of a fractional share of Pumatech Common Stock measured over the thirty day trading period ended on December 26, 2003. Each option to purchase Synchrologic Common Stock (a “Synchrologic Option”) was converted into the right to purchase 0.617608 shares of Pumatech Common Stock per share of Synchrologic Common Stock deemed purchasable pursuant to such Synchrologic Option.

Please see the full text of Pumatech’s press release, filed as Exhibit 99.1 hereto, which is incorporated herein by reference.

The issuance of Pumatech Common Stock pursuant to the Merger Agreement was registered under the Securities Act of 1933, as amended, under a registration statement on Form S-4 (File No. 333-109881) (the “Registration Statement”) filed with the Securities and Exchange Commission and declared effective on November 26, 2003. The Registration Statement contains additional information about the Merger.

Item 3.    Bankruptcy or Receivership.

Not applicable.

Item 4.    Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 5.    Other Events and Regulation FD Disclosure.

Not applicable.

Item 6.    Resignations of Registrant’s Directors.

Not applicable.

Item 7.    Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

The required financial information of Synchrologic has been included hereto in Exhibit 99.2 :

(b)    Pro Forma Financial Information.

The required pro forma financial information relative to Synchrologic is as follows:

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the merger of Pumatech and Synchrologic using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. These pro forma statements were prepared as if the merger had been completed as of August 1, 2002 for statement of operations purposes and as of October 31, 2003 for balance sheet purposes.

In addition, these unaudited pro forma combined condensed financial statements have been prepared to reflect Pumatech’s acquisition of substantially all of the assets of Spontaneous Technology, Inc. on September 17, 2003 using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. These pro forma statements were prepared as if the Spontaneous Technology acquisition had been completed as of August 1, 2002 for statement of operations purposes. Pumatech’s acquisition of Starfish Software, Inc. on March 27, 2003 is also treated as having occurred on August 1, 2002.

Pumatech’s fiscal year end is July 31, whereas Synchrologic’s and Spontaneous Technology’s fiscal year ends are December 31. The following pro forma combined condensed statement of operations data for the year ended July 31, 2003 combines the results of operations of Pumatech for the twelve months ended July 31, 2003 and Synchrologic’s and Spontaneous Technology’s results of operations for the twelve months ended June 30, 2003. Synchrologic’s and Spontaneous Technology’s results of operations for the twelve months ended June 30, 2003 were calculated by adding the results of operations for the twelve months ended December 31, 2002 to the results of operations for the six months ended June 30, 2003, and deducting the results of operations for the six months ended June 30, 2002. In addition, the following pro forma combined condensed statement of operations data for the year ended July 31, 2003 includes the results of operations of Starfish Software for the eight months ended February 28, 2003. Since the acquisition of Starfish Software took place on March 27, 2003, four months of Starfish Software results are included in the consolidated Pumatech results for the year ended July 31, 2003. Starfish Software’s results of operations for the eight months ended February 28, 2003 were calculated by deducting the results of operations for the six months ended June 30, 2002 from the results of operations for the twelve months ended December 31, 2002, and adding the results of operations for the two months ended February 28, 2003. The unaudited pro forma combined condensed statement of operations for the three months ended October 31, 2003 combines the results of operations of Pumatech for the three months ended October 31, 2003 and Synchrologic’s results of operations for the three months ended September 30, 2003. Synchrologic’s results of operations for the three months ended September 30, 2003 were calculated by taking the unaudited results of operations for the nine months ended September 30, 2003, and deducting the unaudited results of operations for the six months ended June 30, 2003. In addition, the following pro forma combined condensed statement of operations data for the three months ended October 31, 2003 includes the results of operations of Spontaneous Technology for the 47 day period ended September 16, 2003. Since the acquisition of Spontaneous Technology took place on September 17, 2003, approximately one and a half months of Spontaneous Technology’s results are included in the consolidated Pumatech results for the three months ended October 31, 2003.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger and the acquisition noted above occurred on August 1, 2002 for statement of operations purposes and as of October 31, 2003 for balance sheet purposes, nor are they necessarily indicative of the future financial position or results of operations.

The unaudited pro forma combined condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Synchrologic. The final allocation of the purchase price will be determined after the completion of the merger and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for Synchrologic is subject to revision as more detailed analysis is completed and additional information on the fair values of Synchrologic’s assets and liabilities becomes available. Any change in the fair value of the net assets of Synchrologic will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

The unaudited pro forma combined condensed financial statements also include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Spontaneous Technology. The final allocation of the purchase price will be determined as more detailed analysis is completed and additional information on the fair values of Spontaneous Technology’s assets and liabilities becomes available and any contingent consideration associated with the acquisition is resolved. Any change in the fair value of the net assets of Spontaneous Technology, as well as any changes to the total purchase price paid by Pumatech, will change the amount of the purchase price allocable to goodwill. Due to the uncertainty associated with the final purchase consideration, final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Pumatech, Synchrologic, Spontaneous Technology and Starfish Software and should be read in conjunction with the historical consolidated financial statements of Pumatech, Synchrologic, Spontaneous Technology and Starfish Software and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Pumatech’s annual reports, quarterly reports and other information on file with the SEC or contained elsewhere in this registration statement.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except per share amounts)

	Historical	Historical	Pro Forma
	Pumatech As of October 31, 2003	Synchrologic As of September 30, 2003	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$4,969	$2,261	$—		$7,230
Short-term investments in marketable securities	20,186	—	—		20,186
Accounts receivable, net	6,179	2,743	—		8,922
Inventories	253	—	—		253
Prepaid expenses and other current assets	667	316	—		983

Total current assets	32,254	5,320	—		37,574

Restricted investments	296	—	—		296
Property and equipment, net	1,261	271	—		1,532
Goodwill	5,713	—	52,290	(a)	58,003
Intangible assets, net	4,049	—	15,300	(a)	19,349
Other assets	975	—	—		975

Total assets	$44,548	$5,591	$67,590		$117,729

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings	$—	$1,654	$—		$1,654
Accounts payable	2,413	151	—		2,564
Accrued expenses and other current liabilities	3,940	2,009	1,295	(b)	7,244
Deferred revenue	2,078	1,386	(146	)(c)	3,318

Total current liabilities	8,431	5,200	1,149		14,780

Long-term debt	—	287	—		287
Other long-term liabilities	849	—	—		849
Mandatorily Redeemable Convertible Preferred Stock:	—	31,045	(31,045	)(d)	—
Stockholders’ equity:
Common stock	49	4,755	(4,740	)(d)	64
Additional paid-in capital	160,299	63	68,889	(d)	229,251
Treasury stock	—	(2,293)	2,293	(d)	—
Receivable from stockholder	(138)	—	—		(138)
Retained earnings (accumulated deficit)	(123,922)	(33,466)	31,044	(d)	(126,344)
Deferred compensation, net	(1,039)	—	—		(1,039)
Accumulated other comprehensive income	19	—	—		19

Total stockholders’ equity	35,268	(30,941)	97,486		101,813

Total liabilities, mandatorily redeemable preferred stock and stockholders’ equity	$44,548	$5,591	$67,590		$117,729

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JULY 31, 2003

(In thousands, except per share amounts)

	Historical			Pro Forma			Historical	Pro Forma
	Pumatech Year ended July 31, 2003	Starfish Eight Months Ended February 28, 2003(1)	Spontec Year ended June 30, 2003(2)	Adjustments		Combined	Synchrologic Year ended June 30, 2003(2)	Adjustments	Combined
Revenues
License revenue	$19,169	$662	$149	$—		$19,980	$5,881	$—	$25,861
License revenue - related party	—	1,019	—	—		1,019	—	—	1,019
Service revenue	5,691	836	387	—		6,914	5,951	—	12,865
Service revenue - related party	—	350	—	—		350	—	—	350

Total revenues	24,860	2,867	536	—		28,263	11,832	—	40,095

Costs and expenses:
Cost of revenue	4,094	849	399	—		5,342	2,795	—	8,137
Cost of revenue - related party	—	960	—	—		960	—	—	960
Sales and marketing	11,468	1,450	495	—		13,413	3,943	—	17,356
General and administrative	5,793	2,802	3,565	—		12,160	2,252	—	14,412
Research and development	7,389	1,694	1,258	—		10,341	4,758	—	15,099
In-process research and development	406	—	—	(406	)(h)	—	—	—	—
Amortization of intangibles	709	—	—	681	(f)(g)	1,390	—	3,400 (e)	4,790
Restructuring and other charges	795	2,506	—	—		3,301	—	—	3,301

Total operating expenses	30,654	10,261	5,717	275		46,907	13,748	3,400	64,055

Loss from operations	(5,794)	(7,394)	(5,181)	(275)		(18,644)	(1,916)	(3,400)	(23,960)

Interest income, net	803	—	(618)	(42	)(i)	143	(215)	—	(72)
Impairment of investments	(2,394)	—	—	—		(2,394)	—	—	(2,394)
Other income, net	(65)	—	274	—		209	—	—	209

	(1,656)	—	(344)	(42)		(2,042)	(215)	—	(2,257)

Loss before taxes	(7,450)	(7,394)	(5,525)	(317)		20,686	(2,131)	(3,400)	(26,217)
Provision for taxes	286	—	—	—		286	—	—	286

Net Loss	$(7,736)	$(7,394)	$(5,525)	$(317)		$(20,972)	$(2,131)	$(3,400)	$(26,503)

Net loss per share - Basic and Diluted	$(0.17)			$(0.36)		$(0.44)		$(0.21)	$(0.42)
Shares used in per share calculation - Basic and Diluted	46,622			869	(k)	47,491		16,200 (k)	63,691

(1)	Starfish Software’s results of operations for the eight months ended February 28, 2003 were calculated by deducting the results of operations for the six months ended June 30, 2002 from the results of operations for the twelve months ended December 31, 2002, and adding the results of operations for the two months ended February 28, 2003.
(2)	Synchrologic’s and Spontaneous Technology’s results of operations for the twelve months ended June 30, 2003 were calculated by adding the results of operations for the twelve months ended December 31, 2002 to the results of operations for the six months ended June 30, 2003 and deducting the six months ended June 30, 2002.

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2003

(In thousands, except per share amounts)

	Historical		Pro Forma			Historical	Pro Forma
	Pumatech Three months-ended October 31, 2003	Spontec 47 day period ended September 16, 2003	Adjustments		Combined	Synchrologic Three months-ended September 30, 2003 (1)	Adjustments	Combined
Revenues
License revenue	$5,270	$—	$—		$5,270	$1,928	$—	$7,198
Service revenue	2,746	31	—		2,777	1,385	—	4,162

Total revenues	8,016	31	—		8,047	3,313	—	11,360

Costs and expenses:
Cost of revenue	1,634	31	—		1,665	513	—	2,178
Sales and marketing	3,280	40	—		3,320	873	—	4,193
General and administrative	2,385	278	—		2,663	859	—	3,522
Research and development	2,193	99	—		2,292	1,123	—	3,415
In-process research and development	469	—	(469	)(j)	—	—	—	—
Amortization of intangibles	259	—	49	(f)	308	—	850 (e)	1,158
Restructuring and other charges	76	—	—		76	—	—	76

Total operating expenses	10,296	448	(420)		10,324	3,368	850	14,542

Loss from operations	(2,280)	(417)	420		(2,277)	(55)	(850)	(3,182)
Interest income, net	—	(29)	—		(29)	(40)	—	(69)
Other income, net	126	—	—		126	—	—	126

	126	(29)	—		97	(40)	—	57
Loss before taxes	(2,154)	(446)	420		(2,180)	(95)	(850)	(3,125)
Provision for taxes	(107)	—	—		(107)	—	—	(107)

Net Loss	$(2,261)	$(446)	$420		$(2,287)	$(95)	$(850)	$(3,232)

Net loss per share—Basic and Diluted	$(0.05)				$(0.05)		$(0.05)	$(0.05)
Shares used in per share calculation—Basic and Diluted	48,266				48,266		16,200 (k)	64,466

(1)	Synchrologic’s results of operations for the three months ended September 30, 2003 were calculated by taking the results of operations for the nine months ended September 30, 2003 and deducting the results for the six months ended June 30, 2003

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

The unaudited pro forma combined condensed financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1.    BASIS OF PRO FORMA PRESENTATION

On September 14, 2003, Pumatech entered into a merger agreement to purchase all of the issued and outstanding stock of Synchrologic whereby each share of Synchrologic capital stock will be converted into the right to receive the number of shares of Pumatech common stock corresponding to the exchange ratio applicable to the class and series of Synchrologic capital stock being converted. On December 29, 2003, Pumatech completed the merger with Synchrologic. The total number of shares of Pumatech common stock issued in the merger was determined by dividing $60,000,000 by the average closing price of the shares of Pumatech common stock for the thirty consecutive trading days ending on the last complete trading day immediately preceding the closing date of the merger (which amount was subject to adjustment based on the transaction expenses incurred by Synchrologic in connection with the merger), provided that the number of shares of Pumatech common stock issued in the merger could not exceed 19,800,000 or be fewer than 16,200,000 (in each case subject to adjustment based on the transaction expenses incurred by Synchrologic in connection with the merger).

On September 17, 2003, Pumatech consummated the acquisition of substantially all of the assets of Spontaneous Technology. Under the terms of the parties’ asset purchase agreement, Pumatech issued a total of 1,094,000 shares of Pumatech common stock, of which 224,417 shares are held in escrow to cover certain pre-acquisition contingencies. Additionally, depending upon Pumatech’s revenues associated with sales of Pumatech’s products, including certain technology of Spontaneous Technology, during the period ending September 30, 2004, Pumatech may be required to issue to Spontaneous Technology additional shares of Pumatech common stock having a value of up to $7,000,000.

On March 27, 2003, Pumatech acquired Starfish Software for a purchase price of approximately $1,800,000 for the Starfish Software common stock outstanding upon the effective date of the acquisition.

The unaudited pro forma combined condensed balance sheet as of October 31, 2003 was prepared by combining the historical unaudited consolidated condensed balance sheet data as of October 31, 2003 for Pumatech and the historical unaudited condensed balance sheet data as of September 30, 2003 for Synchrologic as if the merger had been consummated on that date.

The unaudited pro forma combined condensed statement of operations for the year ended July 31, 2003 combines the results of operations of Pumatech for the year ended July 31, 2003 and the results of operations of Synchrologic and Spontaneous Technology for the 12 months ended June 30, 2003, to give effect to the merger and acquisition as if the merger and acquisition had occurred on August 1, 2002. Additionally, the unaudited pro forma combined condensed statement of operations for the year ended July 31, 2003 reflects the March 27, 2003 acquisition of Starfish Software as if it had occurred on August 1, 2002. The unaudited pro forma combined condensed statement of operations for the year ended July 31, 2003 combines the results of operations of Pumatech for the year ended July 31, 2003 and Starfish Software’s results of operations for the eight months

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

ended February 28, 2003. Since the acquisition of Starfish Software took place on March 27, 2003, four months of Starfish Software results are included in the consolidated Pumatech results for the year ended July 31, 2003.

Synchrologic’s and Spontaneous Technology’s results of operations for the twelve months ended June 30, 2003 were calculated by adding the results of operations for the twelve months ended December 31, 2002 to the results of operations for the six months ended June 30, 2003, and deducting the results of operations for the six months ended June 30, 2002.

The unaudited pro forma combined condensed statement of operations for the three months ended October 31, 2003 combines the results of operations of Pumatech for the three months ended October 31, 2003 and Synchrologic’s results of operations for the three months ended September 30, 2003. Synchrologic’s results of operations for the three months ended September 30, 2003 were calculated by taking the unaudited results of operations for the nine months ended September 30, 2003, and deducting the unaudited results of operations for the six months ended June 30, 2003. In addition, the following pro forma combined condensed statement of operations data for the three months ended October 31, 2003 includes the results of operations of Spontaneous Technology for the 47 day period ended September 16, 2003. Since the acquisition of Spontaneous Technology took place on September 17, 2003, approximately one and a half months of Spontaneous Technology’s results are included in the consolidated Pumatech results for the three months ended October 31, 2003.

Certain reclassifications have been made to conform Synchrologic’s, Spontaneous Technology’s and Starfish Software’s historical amounts to Pumatech’s financial statement presentation.

2.    PURCHASE PRICE – SYNCHROLOGIC, INC.

The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of Synchrologic as of September 30, 2003, and is for illustrative purposes only. Actual fair values is based on financial information as of the acquisition date.

On September 14, 2003, Pumatech entered into a merger agreement to purchase all of the issued and outstanding stock of Synchrologic whereby each share of Synchrologic capital stock will be converted into the right to receive the number of shares of Pumatech common stock corresponding to the exchange ratio applicable to the class and series of Synchrologic capital stock being converted. On December 29, 2003, Pumatech completed the merger with Synchrologic. The total number of shares of Pumatech common stock issued in the merger was determined by dividing $60,000,000 by the average closing price of the shares of Pumatech common stock for the thirty consecutive trading days ending on the last complete trading day immediately preceding the closing date of the merger (which amount was subject to adjustment based on the transaction expenses incurred by Synchrologic in connection with the merger), provided that the number of shares of Pumatech common stock shares issued in the merger could not exceed 19,800,000 or be fewer than 16,200,000 which includes the assumed common stock options (in each case subject to adjustment based on the transaction expenses incurred by Synchrologic in connection with the merger). Pumatech issued approximately 15,130,000 shares of Pumatech common stock and options to purchase approximately 1,019,000 shares of Pumatech common stock in the merger. Pumatech has accounted for the merger as a business combination.

The unaudited pro forma combined condensed financial statements reflect an estimated purchase price of approximately $69,617,000. The fair market value of Pumatech’s common stock issued in the merger was determined using the five-trading-day average price surrounding the date the acquisition was announced of $4.26 per share, less estimated registration costs. The expected number of shares issued was then determined in accordance with the minimum number of shares to be issued in accordance with the terms of the merger agreement without assuming an adjustment for transaction costs.

The preliminary fair market value of Pumatech stock options to be issued in the merger was determined using the Black-Scholes option pricing model. The following assumptions were used to perform the calculations: fair value of Pumatech’s common stock of $4.26, expected life of 3.9 years, risk-free interest rate of 3.4%, expected volatility of 132% and no expected dividend yield.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

The estimated total purchase price of the Synchrologic merger is as follows (in thousands):

Value of Pumatech common stock to be issued	$64,684
Value of Pumatech options to be issued	4,283
Estimated direct merger costs	650

Total estimated purchase price	$69,617

Under the purchase method of accounting, the total estimated purchase price is allocated to Synchrologic’s net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger. Based upon the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation, which is subject to change based on Pumatech’s final analysis, is as follows (in thousands):

Tangible assets acquired	$5,591
Liabilities assumed	(5,341)
Accrued restructuring charge	(645)
In-process research and development	2,422
Developed technology	10,493
Patents	1,320
Customer base	3,487
Goodwill	52,290

$69,617

The restructuring charges of $645,000 relate primarily to severance related to a reduction in workforce, including two executives of Synchrologic and additional employees.

The allocation of purchase price was based on a preliminary valuation of assets to be acquired and liabilities to be assumed determined with the assistance of an independent appraiser. This allocation was generally based on the fair value of these assets determined using the income approach.

A preliminary estimate of $1,320,000 has been allocated to patents, an intangible asset with an estimated useful life of 54 months, and a preliminary estimate of $10,493,000 has been allocated to developed technology, an intangible asset with an estimated useful life of 54 months. In addition, a preliminary estimate of $3,487,000 has been allocated to customer base, an intangible asset with an estimated useful life of 54 months, and was valued using the relief from royalty method.

As of the expected closing date of the merger, technological feasibility of the in-process technology had not been established and the technology had no alternative future use. Accordingly, Pumatech expects to expense the in-process research and development at the date of the merger.

The amount of the purchase price allocated to in-process research and technology was based on established valuation techniques used in the high-technology software industry. The fair value assigned to the acquired in-process research and development was determined using the income approach, which discounts expected future cash flows to present value. The key assumptions used in the valuation include, among others, expected completion date of the in-process projects identified as of the acquisition date, estimated costs to complete the projects, revenue contributions and expense projections assuming the resulting product has entered the market, and discount rate based on the risks associated with the development life cycle of the in-process technology acquired. The discount rate used in the present value calculations are normally obtained from a weighted-average

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

cost of capital analysis, adjusted upward to account for the inherent uncertainties surrounding the successful development of the in-process research and development, the expected profitability levels of such technology, and the uncertainty of technological advances that could potentially impact the estimates. Pumatech assumes the pricing model for the resulting product of the acquired in process research and technology to be standard within its industry. Pumatech, however, did not take into consideration any consequential amount of expense reductions from integrating the acquired in-process technology with other existing in-process or completed technology. Therefore, the valuation assumptions do not include significant anticipated cost savings.

The key assumptions underlying the valuation of acquired in-process research and development from Synchrologic are as follows:

Project names: Version upgrade of Data Sync, File Sync, E-mail accelerator and Systems Management products

Percent completed as of acquisition date: 60%-70%

Estimated costs to complete technology at acquisition date: $3,000,000

Risk-adjusted discount rate: 22%

First period expected revenue: calendar year 2004

The in-process research and development of $2,422,000 is charged to operations on the acquisition date. The in-process research and development charge has not been included in the accompanying unaudited pro forma combined condensed statement of operations as it represents a non-recurring charge directly related to the acquisition.

A preliminary estimate of $52,290,000 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but will be tested for impairment at least annually. The preliminary purchase price allocation for Synchrologic is subject to revision as more detailed analysis is completed and additional information on the fair values of Synchrologic’s assets and liabilities becomes available. Any change in the fair value of the net assets of Synchrologic will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

Other than the distribution agreement entered into by Pumatech and Synchrologic concurrently with their execution of the merger agreement, there were no historical transactions between Pumatech and Synchrologic.

The pro forma adjustments do not reflect any integration adjustments to be incurred in connection with the merger or operating efficiencies and cost savings that may be achieved with respect to the combined entity as these costs are not directly attributable to the merger agreement.

3.    PURCHASE PRICE – SPONTANEOUS TECHNOLOGY, INC.

On September 17, 2003, Pumatech consummated the acquisition of substantially all of the assets of Spontaneous Technology, Inc. of Salt Lake City, Utah, a provider of enterprise secure Virtual Private Network (sVPN) software designed to extend existing corporate applications to most wireless devices. The Spontaneous Technology acquisition has been accounted for as a business combination.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

The unaudited pro forma combined condensed financial statements reflect an estimated purchase price of approximately $3,299,000, consisting of (a) a total of 869,260 shares of Pumatech common stock valued at $2,999,000 (using a fair value per share of $3.45) and (b) estimated direct transaction costs of $300,000. The preliminary fair market value of Pumatech’s common stock issued in the acquisition was determined using the five-trading-day average price surrounding the date the acquisition was announced of $3.45 per share, less estimated registration costs. The number of shares of Pumatech common stock issued was determined using the average price of Pumatech’s common stock for ten consecutive trading days ended three business days prior to the date of acquisition. There are approximately 225,000 additional shares held in escrow that are contingently issuable upon the satisfaction of a pre-acquisition clause. Additionally, depending upon Pumatech’s revenues associated with sales of Pumatech’s products, including certain technology of Spontaneous Technology, during the period ending September 30, 2004, Pumatech may be required to issue additional shares of Pumatech common stock to Spontaneous Technology having a value of up to $7,000,000. The unaudited pro forma combined condensed financial statements do not reflect any of this contingent consideration. The final purchase price will be determined at the end of the period ending September 30, 2004 based on the following terms included in the acquisition agreement:

The number of shares to be issued, or the adjusted earnout amount, is the lesser of:

(a)	incremental earnout revenue minus incremental seller royalties, and

(b)	$7,000,000 minus incremental seller royalties.

The incremental earnout revenue is the greater of:

(a)	four times the sum of the following revenue during the six months ending September 30, 2004:

(1)	100% of the revenue derived from licensing or selling Spontaneous Technology’s products;

(2)	100% of the revenue derived from licensing or selling Spontaneous Technology’s product features based exclusively upon its intellectual property that are offered as optional add-on functionality for Pumatech’s products and for which a stated additional fee is charged;

(3)	20% of the total revenue derived from licensing or selling of products that incorporate both Pumatech’s and Spontaneous Technology’s intellectual property but for which no separate customer pricing exists for the portion of the product based on Spontaneous Technology’s intellectual property;

and,

(b)	eight times the sum of revenue (1), (2) and (3), as described above, during the three months ending September 30, 2004.

The incremental seller royalties is the aggregate amount of royalties paid or payable by Pumatech to third parties for third-party technology included in Spontaneous Technology’s products during the one-year period following the date of the acquisition.

Pumatech did not acquire certain assets nor assume certain liabilities pursuant to the acquisition agreement.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

Under the purchase method of accounting, the total estimated purchase price was allocated to Spontaneous Technology’s net tangible and intangible assets based upon their estimated fair value as of the acquisition date. Based upon the estimated purchase price of the acquisition and review of the net assets acquired and net liabilities assumed, the preliminary purchase price allocation, is as follows (in thousands):

Tangible assets acquired	$372
Liabilities assumed	(1,497)
In-process research and development	469
Developed technology	889
Patents	168
Customer base	499
Goodwill	2,399

$3,299

The allocation of purchase price was based on a preliminary valuation of assets to be acquired and liabilities to be assumed determined with the assistance of an independent appraiser. This allocation was generally based on the fair value of these assets determined using the income approach.

A preliminary estimate of $168,000 has been allocated to patents, an intangible asset with an estimated useful life of 48 months, and a preliminary estimate of $889,000 has been allocated to developed technology, an intangible asset with an estimated useful life of 48 months. In addition, a preliminary estimate of $499,000 has been allocated to customer base, an intangible asset with an estimated useful life of 48 months, and was valued using the relief from royalty method.

As of the acquisition date, technological feasibility of the in-process technology had not been established and the technology had no alternative future use. Accordingly, Pumatech expensed the in-process research and development at the date of the acquisition.

The amount of the purchase price allocated to in-process research and technology was based on established valuation techniques used in the high-technology software industry. The fair value assigned to the acquired in-process research and development was determined using the income approach, which discounts expected future cash flows to present value. The key assumptions used in the valuation include, among others, expected completion date of the in-process projects identified as of the acquisition date, estimated costs to complete the projects, revenue contributions and expense projections assuming the resulting product has entered the market, and discount rate based on the risks associated with the development life cycle of the in-process technology acquired. The discount rate used in the present value calculations are normally obtained from a weighted-average cost of capital analysis, adjusted upward to account for the inherent uncertainties surrounding the successful development of the in-process research and development, the expected profitability levels of such technology, and the uncertainty of technological advances that could potentially impact the estimates. Pumatech assumes the pricing model for the resulting product of the acquired in process research and technology to be standard within its industry. Pumatech, however, did not take into consideration any consequential amount of expense reductions from integrating the acquired in-process technology with other existing in-process or completed technology. Therefore, the valuation assumptions do not include significant anticipated cost savings.

The key assumptions underlying the valuation of acquired in-process research and development from Spontaneous Technology are as follows (in thousands):

Project names: Version upgrade of Spontaneous Technology’s secure Virtual Private Network (sVPN)

Percent completed as of acquisition date: 60%

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

Estimated costs to complete technology at acquisition date: $125,000

Risk-adjusted discount rate: 22%

First period expected revenue: calendar year 2004

The in-process research and development of $469,000 is charged to operations on the acquisition date. The in-process research and development charge has not been included in the accompanying unaudited pro forma condensed combined statement of operations as it represents a non-recurring charge directly related to the acquisition.

A preliminary estimate of $2,399,000 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but will be tested for impairment at least annually. The preliminary purchase price allocation for Spontaneous Technology is subject to revision as more detailed analysis is completed and additional information on the fair values of Spontaneous Technology’s assets and liabilities becomes available. Any change in the fair value of the net assets of Spontaneous Technology will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

There were no historical transactions between Pumatech and Spontaneous Technology.

4.    PURCHASE PRICE – STARFISH SOFTWARE, INC.

On March 27, 2003, Pumatech acquired Starfish Software, Inc. for a purchase price of approximately $1.8 million for the Starfish common stock outstanding upon the effective date of the acquisition.

The unaudited pro forma combined condensed statement of operations for the year ended July 31, 2003 is presented as if the transaction had been consummated on August 1, 2002. The unaudited pro forma combined statement of operations for the year ended July 31, 2003 combines the results of operations of Pumatech for the year ended July 31, 2003 and Starfish Software’s results of operations for the eight months ended February 28, 2003. Since the acquisition took place on March 27, 2003, four months of Starfish Software results are included in the consolidated Pumatech results for the year ended July 31, 2003.

The unaudited pro forma combined condensed financial statements reflect an estimated purchase price of approximately $1.8 million. Under the terms of the stock purchase agreement, Pumatech initially paid a total of $1,501,000 in cash, subject to further adjustment based on actual working capital as of the closing date. Pumatech further paid $178,000 based on subsequent adjustments made to Starfish Software’s working capital.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

The Starfish Software acquisition has been accounted for as a purchase business combination. The purchase price of $1,831,000 (including acquisition costs of $152,000) was assigned to the fair value of the assets acquired, including the following (in thousands):

Tangible assets acquired	$1,133
Liabilities assumed	(986)
In-process research and development	406
Developed technology	675
Patents	202
Trademarks	52
Customer base	278
Existing contracts	71

$1,831

The allocation of purchase price was based on the valuation of assets acquired and liabilities assumed determined with the assistance of an independent appraiser. This allocation was generally based on the fair value of these assets determined using the income approach.

Of the total purchase price, $1,278,000 was allocated to amortizable intangibles included in the above list. The amortizable intangible assets are being amortized using the straight-line method over the estimated useful life of the respective assets of nine months to four years.

As of the acquisition date, technological feasibility of the in-process technology had not been established and the technology had no alternative future use. Accordingly, Pumatech expensed the in-process research and development at the date of the acquisition.

The amount of the purchase price allocated to in-process research and technology was based on established valuation techniques used in the high-technology software industry. The fair value assigned to the acquired in-process research and development was determined using the income approach, which discounts expected future cash flows to present value. The key assumptions used in the valuation include, among others, expected completion date of the in-process projects identified as of the acquisition date, estimated costs to complete the projects, revenue contributions and expense projections assuming the resulting product have entered the market, and discount rate based on the risks associated with the development life cycle of the in-process technology acquired. The discount rate used in the present value calculations are normally obtained from a weighted-average cost of capital analysis, adjusted upward to account for the inherent uncertainties surrounding the successful development of the in-process research and development, the expected profitability levels of such technology, and the uncertainty of technological advances that could potentially impact the estimates. Pumatech assumes the pricing model for the resulting product of the acquired in-process research and technology to be standard within its industry. Pumatech, however, did not take into consideration any consequential amount of expense reductions from integrating the acquired in-process technology with other existing in-process or completed technology. Therefore, the valuation assumptions do not include significant anticipated cost savings.

The key assumptions underlying the valuation of acquired in-process research and development from Starfish Software are as follows:

Project name: Mercury platform technology

Percent completed as of acquisition date: 70%

Estimated costs to complete technology at acquisition date: $375,000

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

Risk-adjusted discount rate: 30%

First period expected revenue: calendar year 2004

Subsequent to the acquisition of Starfish Software, there have been no significant developments related to the current status of the acquired in-process research and development project that would result in material changes to the assumptions.

The in-process research and development of $406,000 is charged to operations on the acquisition date. The in-process research and development charge has not been included in the accompanying unaudited pro forma condensed combined statement of operations as it represents a non-recurring charge directly related to the acquisition.

There were no historical transactions between Pumatech and Starfish Software.

5.    PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma combined condensed financial statements have been prepared assuming the transactions described above were completed on October 31, 2003 for balance sheet purposes and as of August 1, 2002 for statement of operations purposes.

The unaudited pro forma combined condensed balance sheet gives effect to the following pro forma adjustments:

(a)	Represents the recognition of the customer contract intangible asset of $3,487,000, the patent intangible asset of $1,320,000, developed technology intangible asset of $10,493,000 and goodwill of $52,290,000 created in the acquisition of Synchrologic.

(b)	Represents the following adjustments to accounts payable and accrued expenses (in thousands):

Accrual for Pumatech’s Synchrologic transaction costs	$650
Accrual for Pumatech’s restructuring costs	$645

Net change in accounts payable and accrued expenses	$1,295

(c)	Represents the adjustment of Synchrologic’s deferred revenue to estimated fair value.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

(d)	Represents the following adjustments to stockholders’ equity (in thousands):

	(1)	(2)	(3)	Total
Manditorily redeemable convertible preferred stock	$(31,045)	$—	$—	$(31,045)
Common stock	(4,755)	15	—	(4,740)
Additional paid-in capital	(63)	68,952	—	68,889
Treasury stock	2,293	—	—	2,293
Accumulated comprehensive income		—	—	—
Accumulated deficit	33,466	—	(2,422)	31,044

Total stockholders’ equity	$(104)	$68,967	$(2,422)	$66,441

(1)	To eliminate the historical stockholders’ equity of Synchrologic.
(2)	Represents the estimated value of Pumatech’s common stock and common stock options to be issued in the acquisition of Synchrologic, less expected registration costs.
(3)	Represents the elimination of in-process research and development on the acquisition of Synchrologic of $2,422,000.

The unaudited pro forma combined condensed statement of operations give effect to the following pro forma adjustments:

(e)	Represents (i) the amortization of the Synchrologic customer contract intangible resulting from the proposed acquisition, over an estimated useful life of 54 months, (ii) the amortization of the Synchrologic patent intangible resulting from the proposed acquisition, over an estimated useful life of 54 months, and (iii) the amortization of the Synchrologic developed technology intangible resulting from the proposed acquisition, over an estimated useful life of 54 months.

(f)	Represents (i) the amortization of the Spontaneous Technology customer contract intangible resulting from the proposed acquisition, over an estimated useful life of 48 months, (ii) the amortization of the Spontaneous Technology patent intangible resulting from the proposed acquisition, over an estimated useful life of 48 months, and (iii) the amortization of the Synchrologic developed technology intangible resulting from the proposed acquisition, over an estimated useful life of 48 months.

(g)	Represents the amortization of the Starfish Software customer contract, trademark, developed technology and patent intangible assets resulting from the acquisition. The weighted average life of amortizable intangible assets approximates 4 years.

(h)	To reflect the elimination of in-process research and development arising on the acquisition of Starfish Software.

(i)	To reflect the decrease in interest income related to the cash payment for the acquisition of Starfish Software of $1.7 million.

(j)	To reflect the elimination of in-process research and development arising on the acquisition of Spontaneous Technology.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

(k)	Represents the shares of Pumatech common stock associated with the Synchrologic merger and the acquisition of Spontaneous Technology as described above as if they were outstanding as of August 1, 2002 as follows (in thousands):

Common stock issued in connection with Synchrologic merger	16,200
Common stock issued in connection with Spontaneous Technology acquisition	869

17,069

(c)    Exhibits.

Exhibit Number		Exhibit Title

23.1	1	Consent of KPMG LLP, independent accountants for Synchrologic, Inc.

99.1	1	Press Release dated December 30, 2003 relating to the completion of Pumatech, Inc.’s acquisition of Synchrologic, Inc.

99.2	1	Synchrologic, Inc. audited financial statements at December 31, 2002, 2001 and 2000, and unaudited financial statements at September 30, 2003.

1	Filed herewith.

Item 8.    Change in Fiscal Year.

Not applicable.

Item 9.    Regulation FD Disclosure.

Not applicable.

Item 10.    Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics.

Not applicable.

Item 11.    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not applicable.

Item 12.    Results of Operations and Financial Conditions.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2003		PUMATECH, INC.

	By:	/s/ J. KEITH KITCHEN
J. Keith Kitchen, Vice President of Finance and Administration and Chief Accounting Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number		Exhibit Title

23.1	1	Consent of KPMG LLP, independent accountants for Synchrologic, Inc.

99.1	1	Press Release dated December 30, 2003 relating to the completion of Pumatech, Inc.’s acquisition of Synchrologic, Inc.

99.2	1	Synchrologic, Inc. audited financial statements at December 31, 2002, 2001 and 2000, and unaudited financial statements at September 30, 2003.

1	Filed herewith.